                                                                   EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


           EMPLOYMENT AGREEMENT, dated as of August 20, 1998, between DECISION-SCIENCE APPLICATIONS, INC., a California corporation (the "Company"), and GUY A. ACKERSON, an individual residing at 512 Beaver Lane, Mt. Jackson, Virginia 22842 (the "Employee").

                              W I T N E S S E T H:

           WHEREAS, the Company is a wholly-owned subsidiary of Steven Myers & Associates, Inc., a California corporation (the "Parent");

           WHEREAS, the Parent, the Company, Decision-Science Applications, Inc., a Virginia corporation ("DSA"), and certain of its shareholders have entered into an Agreement and Plan of Reorganization and Merger, dated as of July 22, 1998 (the "Merger Agreement"), pursuant to which DSA will merge with and into the Company, with the Company being the surviving entity to continue to carry on its existing business (the "Business");

           WHEREAS, the Employee is currently employed by DSA as its President and Chief Executive Officer and, as such, possesses unique and valuable technical, financial and other knowledge, experience and ability;

           WHEREAS, the Company desires to retain the services of the Employee, has offered to engage him on the terms and conditions hereinafter set forth and would not have otherwise entered into the Merger Agreement without the Employee agreeing to be bound hereby;

           WHEREAS, the Employee is willing to accept such employment upon the terms and conditions hereinafter set forth; and

           WHEREAS, it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Company and Employee enter into this Agreement.

           NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Employee agree as follows (capitalized terms used in this Agreement not otherwise defined herein shall have the meanings given to them in the Merger Agreement):

Section 1. Term of Employment.

           Subject to the provisions set forth in Sections 2 and 7 hereof, the Company hereby employs the Employee as its Chief Technical Officer and the Employee agrees to be employed by the Company, on the terms and conditions contained herein, for a period commencing on the date hereof and terminating on the third (3rd) anniversary of the date hereof (the "Employment Term").

Section 2. Duties.

           (a) Office. The Employee is hereby appointed to serve as Chief Technical Officer of the Company, and shall have responsibility for managing the Company and performing such services and duties for the Company as now or hereafter existing, as are customarily performed by an employee in that position.

           The Employee shall report directly to the President, and shall have responsibility for the management of the Company's Business, operations and affairs. All subordinate officers and employees shall report to the Employee or his designee.

           It is understood that the respective Boards of Directors of the Company and of the Parent will have general supervisory authority over the financial condition and operating activities of the Company, budgets, long-term plans, acquisitions and divestitures and other strategic alternatives and will seek input from the Employee as and when needed.

           The parties hereto agree that the Employee cannot, on behalf of the Company, enter into any agreement except as permitted by Company policy.

           (b) Full-Time Position. The Employee shall devote his entire time, attention, abilities, energy and skill during regular business hours to carrying out his duties hereunder, and shall faithfully, efficiently and diligently perform such duties to promote the business and affairs of the Company and its subsidiaries and affiliated companies. During the Employment Term, the Employee's services shall be exclusive to the Company. The Employee shall not directly or indirectly engage in any activity competitive with or adverse to the Company's business or welfare or services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise.

Section 3. Compensation.

           (a) Base Salary. For services rendered by the Employee under this Agreement, the Company shall pay the Employee or cause to be paid to the Employee during the Employment Term a base salary (the "Base Salary") at a rate equal to $144,515 per year. The Base Salary shall be earned and shall be payable at such intervals and otherwise in such manner as is consistent with the normal payroll practices of the Company for remuneration of its employees. The Company shall review the Base Salary at least annually to determine whether an increase is warranted in accordance with the Company's normal policies and procedures.

           (b) Withholding. The Company shall be entitled to withhold amounts from any compensation or other form of remuneration or benefit payable by the Company to the Employee that the Company reasonably believes it is required to withhold under any federal, state, local or foreign tax law to which the Company is subject.

Section 4. Other Benefits.

           During the Employment Term, except as may be otherwise provided herein, the Employee shall be entitled to medical benefits, holiday, vacation or similar rights and such other benefits, perquisites and privileges as are from time to time provided by the Company, the Parent and their subsidiaries and affiliated companies to their full-time employees in comparable positions, as the same may change from time to time and communicated to the Employee.

Section 5. Expenses.

           The Company shall, during the Employment Term, reimburse the Employee for all reasonable documented business expenses actually and necessarily incurred by him in the course of, and in connection with, his employment by the Company. The Employee shall keep detailed and accurate records of expenses incurred in connection with his employment by the Company, and reimbursement therefor shall be made in accordance with policies and procedures established by the Company's management from time to time.

Section 6. Representations and Covenants of the Employee.

           (a) The Employee represents and warrants to the Company that he is not a party to or bound by any presently effective agreement or contract, whether of employment or otherwise, with any third person or entity that would in any way restrict or prohibit the Employee from undertaking or performing his obligations on the terms and conditions set forth in this Agreement.

           (b) The Employee covenants with the Company that he shall not, during the Employment Term, enter into any such agreement, contract or understanding described in Section 6(a) above so as to cause the Company, or any of its subsidiaries or affiliated companies, to be liable in connection therewith.

Section 7. Termination.

           The Employment Term shall terminate upon any of the following occurrences:

           (a) By Reason of Death. If the Employee shall die during the Employment Term, this Agreement shall terminate except that the Employee's estate shall be entitled to receive the Base Salary provided in Section 3(a) to the last day of the month in which his death occurs. Such termination shall not affect any vested rights which the Employee may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company or any affiliate of the Company.

           (b) Termination For Cause; Resignation Without Good Reason.

                             (i) Payments. If, prior to the expiration of the Employment Term, the Employee's employment is terminated by the Company for Cause, as defined in Section 7(c) hereof, or if the Employee resigns from his employment hereunder other than for Good Reason, as defined in Section 7(e) hereof, the Employee shall be entitled to payment of his

           Base Salary accrued through and including the date of such termination or resignation, plus any other accrued but unpaid benefits or compensation, but shall not be entitled to any other compensation or benefits under this Agreement.

                            (ii) Notice of Termination. Termination of the Employee's employment for Cause shall be communicated by delivery to the Employee of a copy of a resolution duly adopted by the Company's Board of Directors (a "Notice of Termination"). The Notice of Termination shall specify the effective date of the termination of the Employee's employment and the Board of Directors' reason for such termination, including the specific provisions of this Agreement pursuant to which termination for Cause is being undertaken and the factual basis on which such termination is predicated.

                           (iii) Date of Termination. The date of a termination for Cause shall be the date specified in the Notice of Termination provided for in this Section 7(b). The date of a resignation by the Employee without Good Reason shall be the date specified in a written notice of resignation from the Employee to the Company. The Employee shall provide at least sixty (60) days' advance written notice of the date of his resignation without Good Reason.

           (c) Definition of Cause. For the purposes of this Agreement, "Cause" shall mean (i) the failure or inability of the Employee to cure, within thirty
(30) days of receipt of written notice on behalf of the Company's Board of Directors, the Employee's failure to substantially perform the primary duties of his employment hereunder resulting in a material adverse impact upon the Company, its reputation or its business operations; (ii) the conviction of the Employee of a felony under state or federal criminal laws;; (iii) the commission by the Employee of any act of fraud or willful misconduct against the Company or any of its subsidiaries or affiliated companies; (iv) the commission by the Employee of any act of gross negligence or malfeasance, resulting in a material adverse impact upon the Company, its reputation or its business operations; or
(v) the violation by the Employee of his covenants contained in Sections 6 and 8 hereof.

           (d) Termination Upon Disability. If, during the Employment Term, the Employee shall become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness, and such incapacity shall exist or reasonably may be expected to continue to exist, upon the competent medical opinion of a doctor chosen by the Company and Employee, for a period exceeding sixty (60) consecutive days or one hundred twenty (120) non-consecutive days within a six-month period, the Company shall nevertheless continue to pay the Employee his Base Salary through the last day of the sixtieth (60th) day of disability or, if applicable, the date upon which the shorter periods of disability shall have aggregated more than one hundred twenty (120) days within the six-month period (in either event, the "Disability Date") plus any other benefits or compensation accrued through, but unpaid as of, the Disability Date; provided, however, that nothing in this Agreement shall operate to deprive the Employee of any rights he may have pursuant to the Family and Medical Leave Act, the Americans with Disabilities Act or any analogous state statutes. The Company may, at any time on or after the Disability Date, terminate this Agreement and all further rights and obligations of the parties under this Agreement, other than the obligations of the Employee under Section 8 hereof, which obligations shall continue in effect for the periods therein stated.

           (e) Termination Without Cause; Resignation for Good Reason.

                             (i) Liquidated Damages Paid by Company. If, prior to the expiration of the Employment Term, the Employee's employment is terminated by the Company without Cause, or if the Employee resigns from his employment hereunder for Good Reason, the Company shall pay to the Employee his Base Salary accrued up to and including the date of such termination or resignation plus any other accrued but unpaid benefits or compensation.

                     In addition, for the period commencing immediately following the date of such termination or resignation and ending on the last day of the Employment Term (the "Offset Period"), the Company shall pay to the Employee as liquidated damages (the "Company Paid Liquidated Damages") his Base Salary, as in effect on the date of such termination.

                     The Company Paid Liquidated Damages shall be payable in accordance with the Company's then effective payroll practices and at such intervals as Base Salary would have been paid if the Employee had remained in the active service of the Company; provided, however, that payments of Base Salary during the Offset Period shall be made not less frequently than monthly.

                            (ii) Other Benefits. In the event of the Employee's termination or resignation as provided in this Section 7(e), the Employee shall continue to participate on the same terms and conditions as in effect immediately prior to such termination or resignation in each pension, welfare, life insurance, health, disability and other fringe benefit plan or program (including automobile allowances) provided to the Employee at the time of such termination or resignation until the earlier to occur of:

                                 (A) the end of the Offset Period; or

                                 (B) such time as the Employee is otherwise
                      covered by similar programs.

                     Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Offset Period any plan or program solely as a result of the provisions of this Agreement. If, during the Offset Period, the Employee is precluded from participating in a plan or program by its terms or applicable law or if the Company elects not to maintain such plan or program, the Company shall provide the Employee with compensation the aggregate value of which is sufficient to purchase a similar benefit program.

                           (iii) Death During Offset Period. If the Employee dies during the Offset Period, the balance of the Company Paid Liquidated Damages will be paid to his Beneficiary. "Beneficiary" shall mean the person or persons designated by the Employee in writing to the Company to receive payments under this Agreement or, if no such person or persons are designated, the Employee's estate.

                            (iv) No Other Benefits. Except as expressly provided in this Section 7(e), in the event the Employee's employment is terminated by the Company without Cause or the

           Employee resigns his employment with the Company for Good Reason, the Employee shall not be entitled to any other compensation, benefits or damages under, or related to, this Agreement with respect to the year of his termination or resignation or any subsequent year.

                             (v) Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Employee. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Employee to the Company, provided, however, that no such written notice shall be effective unless the cure period specified in Section 7(f) has expired without the Company having corrected, to the reasonable satisfaction of the Employee, the event or events subject to cure. The Employee shall provide at least thirty
           (30) days advance written notice of resignation.

           (f) Definition of Good Reason. For purposes of this Agreement, "Good Reason" shall mean any one or more of the following events:

                             (i) a material reduction in, or the assignment to the Employee of duties which would be inconsistent with, the Employee's positions or responsibilities as described in Section 2(a), including the Employee's ceasing to report directly to the Board; or

                            (ii) a material reduction in the Employee's Base Salary as then in effect or failure of the Company to pay any amount owing to the Employee hereunder when due; or

                           (iii) failure by the Company to obtain the specific assumption of this Agreement by any successor of the Company, as contemplated in Section 10 hereof; or

                            (iv) the relocation of the Employee to a site that is more than fifty (50) miles from the site of his current work location.

Unless the Employee provides written notification of an event described in clauses (i) through (iii) of the preceding sentence to the Parent within forty-five (45) days, after the Employee knows or has reason to know of the occurrence of any such event, the Employee shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Employee provided such written notice to the Parent, the Parent or the Company shall have thirty (30) days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Parent or the Company, as the case may be, to the reasonable satisfaction of the Employee, such event shall no longer constitute Good Reason for purposes of this Agreement.

Section 8. Proprietary Information and Inventions.

           (a) Employee Acknowledgments. The Employee recognizes that the Company is engaged in a continuous program of research, development, design and production respecting its business, present and future, and understands that as part of his employment by the Company or any of its subsidiaries or affiliates, he is, or may be expected, to make new contributions and inventions of value to the Company or any of its subsidiaries or affiliates. The Employee understands that his employment by the Company or any of its subsidiaries or affiliates creates in him a duty of trust and confidentiality to the Company or any of its subsidiaries or affiliates with respect to any information (i) related, applicable or useful to the business of the Company or any of its subsidiaries or affiliates, including the Company's or any of its subsidiaries' or affiliates' anticipated research and development; (ii) resulting from tasks assigned to the Employee by the Company or any of its subsidiaries or affiliates; (iii) resulting from the use of equipment, supplies or facilities owned, leased or contracted for by the Company or any of its subsidiaries or affiliates; or (iv) related, applicable or useful to the business of any client or customer of (A) the Company or (B) any of the Company's subsidiaries or affiliates, which may be made known to him by the Company or any of the Company's subsidiaries or affiliates, or by any client or customer of (A) the Company or (B) any of the Company's subsidiaries or affiliates, or learned by him during the Employment Term.

           (b) Assignment of Proprietary Information and Inventions to the Company. The Employee agrees that all Proprietary Information (as defined on Exhibit A hereto) and Inventions (as defined on Exhibit A hereto) shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, trademarks, service marks, copyrights and other rights (collectively referred to herein as "Rights") pertaining to Proprietary Information and Inventions in any part of the world. The Employee hereby assigns to the Company any rights he may have or acquire in Proprietary Information or Inventions or Rights pertaining to Proprietary Information or Inventions or Rights. The Employee further agrees as to all Proprietary Information or Inventions to assist the Company or any person designated by it in every proper way to obtain and from time to time enforce Rights relating to said Proprietary Information or Inventions in any and all countries. The Employee shall execute all documents for use in applying for, obtaining and enforcing such Rights on such Proprietary Information or Inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. The Employee's obligation to assist the Company or any person designated by it in obtaining and enforcing Rights relating to Proprietary Information or Inventions shall continue beyond the date of the termination of the Employment Term (the "Termination Date"), but the Company shall compensate the Employee at a reasonable rate after the Termination Date for time actually spent by the Employee upon the Company's request for such assistance. In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any document or documents needed to apply for or to enforce any Right relating to Proprietary Information or to an Invention, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act on his behalf and in his stead in the execution and filing of any such application and in furthering the application for and enforcement of Rights with the same legal force and effect as if such acts were performed by the Employee. The Employee hereby acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works for hire" as that term is defined in the United States Copyright Act (17 USCA, Section 101).

           (c) Disclosure of Discoveries, Etc. to the Company. The Employee will promptly and from time to time disclose in writing to the Company, and the Company hereby agrees to receive such disclosures in confidence, all discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how and data, whether or not patentable or registrable under patent, copyright or similar statutes, or reduced to practice, made, conceived or learned by the Employee, either alone or jointly with others during the Employment Term, for the purpose of permitting the Company to determine whether they constitute Inventions. In order to facilitate the complete and accurate disclosures described above, the Employee agrees to maintain complete written records of all Inventions, and of all work, study and investigation done by him during the Employment Term, which records shall be the property of the Company.

           (d) Employee Acts. The Employee shall not knowingly do anything to imperil the validity of any such patent, design or protection or any application therefor and shall, at the reasonable cost of the Company, render all possible assistance to the Company both in obtaining and maintaining such patent, design or other protection, and the Employee shall not, either during the Employment Term or thereafter, exploit or make public or disclose any such Invention or give any information in respect thereof except to the Company or as it may direct.

           (e) Confidentiality. During the Employment Term, and for a period ending three (3) years after the date of this Agreement whether the Employee is terminated voluntarily or involuntarily, for cause or without cause, or by disability, the Employee will keep all Proprietary Information, Inventions and Rights in the strictest confidence and trust, and the Employee will not disclose, use or induce or assist in the use or disclosure of any Proprietary Information, Inventions or Rights pertaining to Proprietary Information, or anything related thereto, without the prior express written consent of the Company, except as may be necessary in the ordinary course of performing his duties as an employee of the Company or as may be required by law. The Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee agrees that he owes the Company and such third parties, during the Employment Term and for a period of three (3) years after the date of this Agreement, a duty to hold all such confidential or proprietary information in the strictest confidence, and he shall not disclose, use or induce or assist in the use or disclosure of any such confidential or proprietary information without the prior express written consent of the Company, except as may be necessary in the ordinary course of performing his duties as an employee of the Company consistent with the Company's agreement with such third party or as required by law.

           (f) Noncompetition; Nonsolicitation.

                             (i) During the Employment Term, the Employee shall not (A) directly or indirectly engage in any activity which the Company shall determine in good faith to be in competition with the Company, or (B) plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company.

                            (ii) During the Employment Term and for a period ending three (3) years after the date of this Agreement, the Employee shall not, either directly or indirectly, either alone or in concert with others, (x) solicit or entice any employee of or consultant to the Company to leave the Company or to work for anyone other than the Company, or (y) solicit, entice or in any way divert any (1) customer or (2) supplier with whom the Employee has conducted business or assisted the Company in providing business, to do business with any business entity in competition with the Company.

                           (iii) Upon the termination of the Employment Term, the Employee shall not, directly or indirectly through affiliates, a partnership, a joint venture or otherwise, (A) enter into, engage in, conduct or carry on any business which competes with the business conducted by the Company at the end of the Employment Term, (including developments and products of the Company toward which the Employee has contributed or will, during the Employment Term, contribute)(collectively referred to herein as a "Competitive Business") or (B) participate in the management of any person, firm, enterprise or corporation if such person, firm, enterprise or corporation engages or proposes to engage in a Competitive Business, in the geographic areas where the Company conducts business at the end of the Employment Term for a period ending three (3) years after the date of this Agreement.

                            (iv) If any of the covenants contained in this
           Section 8(f) is determined to be unenforceable because of the duration of such covenants or the area covered thereby, or the scope of such prohibited activities, then the court making the determination shall have the power to reduce the duration of such covenant, area covered and/or the scope of prohibited activities covered thereby, and such covenants, in their reduced form shall be enforceable. If any of the covenants contained in this Section 8(f) is determined to be wholly unenforceable by the courts of any domestic or foreign jurisdiction, such covenant shall be deemed severable into independent covenants and shall be enforceable as so severed to the extent permitted by such court.

           (g) Delivery of Materials to the Company. Upon the termination of the Employment Term, the Employee shall deliver to the Company all devices, records, sketches, reports, proposals, lists, correspondence, equipment, documents, photographs, photostats, negatives, undeveloped film, notes, drawings, specifications, tape recordings or other electronic recordings, programs, data and other materials or property of any nature belonging to the Company or pertaining to the Employee's work with the Company. The Employee shall not take with him any of the foregoing or any reproduction of any of the foregoing.

           (h) Prior Inventions of the Employee. Listed in Item 1 of Exhibit B attached hereto are all inventions or improvements relevant to the subject matter of the Employee's employment which have been made, conceived of or first reduced to practice by the Employee alone or jointly with others prior to the Employment Term and which the Employee desires to remove from the operation of this Agreement. The Employee represents and warrants that such list is complete. If there is no such list in Item 1 of Exhibit B, the Employee represents and warrants that he has made no such inventions or improvements prior to the Employment Term.

           (i) Prior Confidentiality Agreements. The Employee represents and warrants that his performance of all of the terms and provisions of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by the Employee in confidence or in trust prior to his employment by the Company. The Employee also represents and warrants that he has not entered into, and covenants that he will not enter into, any agreement, either written or oral, in conflict herewith.

           (j) Materials or Documents of a Former Employer. The Employee represents and warrants to and covenants with the Company that he has not brought and will not bring with him to the Company, or use in his employment with the Company, any materials or documents of a former employer (which term, for purposes of this Section 8, shall also include persons, firms, corporations and other entities for which the Employee has acted as an independent contractor or consultant), other than materials and documents of DSA relating to its business and acquired by the Company under the Merger Agreement, which are not generally available to the public, unless he has obtained express written authorization from any such former employer for their possession and use. The materials or documents of a former employer (other than DSA) which are not generally available to the public but which he will bring to the Company for use in his employment are identified in Item 2 of Exhibit B attached hereto. As to each such item, the Employee represents and warrants that he has obtained prior to the effective date of his employment hereunder express written authorization for their possession and use in his service to the Company. The Employee also understands that, in his service to the Company, he is not to breach any obligation of confidentiality that he has to former employers, and he shall fulfill all such obligations during his employment hereunder.

           (k) Services Provided as a Consultant; Delivery of the Termination Certificate by the Employee. The terms and conditions of this Section 8 shall apply to any period, if any, during which the Employee performs services for the Company as a consultant or independent contractor, as well as any time during which he is employed directly by the Company. Upon the termination of the Employment Term, the Employee agrees to sign and deliver the "Termination Certificate" attached hereto as Exhibit C. The Employee's failure to sign such Termination Certificate, however, shall not affect his obligations under this Agreement.

Section 9. Remedies; Liquidated Damages Paid by Employee.

           If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 8 hereof, the Company shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company, and (ii) the right to require the Employee to account for and pay over to the Company all compensation or profits derived or received by the Employee as a result of any breach of any of the provisions of such Section 8, and the Employee hereby agrees to account for and pay over such compensation or profits to the Company. The invalidity or unenforceability of all or any portion of Section 8 shall not affect the validity or enforceability of any other provision or portion hereof or thereof, and if any provision or portion of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, then each such provision or portion shall be enforced and validated to the full extent permitted by law.

Section 10. Successors and Assigns.

           This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns and shall be binding upon and inure to the benefit of the Employee and his executors and administrators. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

Section 11. Waiver of Breach.

           The waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same provision or of any other provision of this Agreement.

Section 12. Notices.

           All notices, requests, demands and other communications submitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by express service or if mailed by first-class registered mail, return receipt requested, postage and registry fees prepaid, and addressed: if to the Employee, to the address set forth in the first paragraph hereof; and if to the Company, to:

                     Decision-Science Applications, Inc.
                     c/o Steven Myers & Associates, Inc.
                     4695 MacArthur Court, Suite 800
                     Newport Beach, California  92660
                     Attention:  President

                     with a copy to:

                     Thomas J. Crane, Esq.
                     Rutan & Tucker, LLP
                     611 Anton Blvd., Suite 1400
                     Costa Mesa, California 92626

or at such other address as either party shall furnish to the other.

Section 13. Miscellaneous.

           This Agreement shall be governed by, and construed in accordance with, the laws of Virginia without regard to its conflict of laws statutes, as if this Agreement were executed and performed entirely within Virginia. This Agreement incorporates the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, relating to such subject matter. The invalidity of any section, provision or portion of this Agreement shall not affect the validity of any other section, provision or portion of this Agreement, and each such section, provision or portion shall be enforced to the full extent permitted by law. This Agreement may not be modified or amended, or any term or provision hereof waived or discharged, except by a written instrument signed by the party against which such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 14. Indemnification.

           The Company and the Parent will indemnify the Employee in the same manner and to the same extent to which they indemnify their other senior executives.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

           COMPANY:                 DECISION-SCIENCE APPLICATIONS, INC.


                                    By:   /S/ KENNETH W. COLBAUGH
                                          --------------------------------------
                                      Title: Chief Operating Officer


           EMPLOYEE:                      /S/ GUY A. ACKERSON
                                          --------------------------------------
                                          Guy A. Ackerson

                                    EXHIBIT A


"Proprietary Information" Defined:

           For purposes of this Agreement, "Proprietary Information" shall mean information that has been created, discovered, developed or otherwise become known to the Employee or the Company or in which property rights have been assigned or otherwise conveyed to the Employee or the Company, which the Employee may have learned or discovered, or may make, learn of or discover while in employment of the Company, whether before the commencement of this Agreement or during the term hereof, which information has material economic value or potential material economic value to the business in which the Company is or will be engaged. Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, data, know-how, negative know-how, improvements, discoveries, developments, designs, ideas, Inventions, techniques, all technical data, customer and supplier lists, and any modifications or enhancements thereto, programs and information (whether or not in writing) which have actual or potential economic value to the Company, together with any copyright or patent therein. For purposes of this Agreement, Proprietary Information shall not include information that has become public knowledge through legal means without fault by the Employee, or is already public knowledge prior to disclosure of the same by the Company and/or its subsidiaries or affiliates to the Employee.

"Inventions" Defined:

           For purposes of this Agreement, "Inventions" shall mean all discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how and data, whether or not patentable or registrable under patent, copyright or similar statutes, that are related to or useful in the business or future business of the Company or result from use of premises or other property owned, leased or contracted for by the Company. Without limiting the generality of the foregoing, Inventions shall also include anything that derives actual or potential economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use.

                                    EXHIBIT B


Item 1:

           The following is a complete list of all inventions or improvements relevant to the subject matter of the Employee's employment by the Company that have been made or conceived of or first reduced to practice by the Employee alone or jointly with others prior to his employment by the Company:

                                      NONE








Item 2:

           The following is a complete list of all materials and documents of a former employer that are not generally available to the public that the Employee will bring or have brought to the Company or have used or will use in his employment by the Company:

                                      NONE

                                    EXHIBIT C

                            Termination Certification


           I certify as follows:

           1. When I signed the attached Employment Agreement (the "Agreement"), I read and understood the terms of the Agreement.

           2. I hereby acknowledge that I have fully complied with the terms of the Agreement, including, without limitation, the disclosure and assignment to Decision-Science Applications, Inc. (or its successors or assigns) (the "Company") of any Inventions covered by that Agreement, and the return of any documents and other materials of any nature relating to my employment with the Company.

           3. I hereby acknowledge and agree to comply with my continuing obligations under this Agreement, including, without limitation, my obligation not to use for personal benefit or to disclose to others any Proprietary Information of the Company.

           4. I understand and acknowledge that should I fail to comply with my obligations under the Agreement, the Company shall have the right to injunctive relief against me, including, without limitation, an injunction prohibiting me from disclosing Proprietary Information to a third party.

Dated as of __________________



                                            ------------------------------------
                                            Guy A. Ackerson